Exhibit (b)

BY-LAWS

OF

CNA INCOME SHARES, INC.
a Maryland corporation

ARTICLE I

OFFICE

           Section 1. The principal office in the State of Maryland shall be located in the City of Baltimore.

           Section 2. The Corporation may have an office in the City of Chicago, State of Illinois, and offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

           Section 1. All meetings of stockholders shall be held at the office of the Corporation in the City of Chicago, State of Illinois, unless some other place within the United States is designated in the notice of meeting.

           Section 2. There shall be no annual meeting of stockholders in 1973. Thereafter an annual meeting of stockholders, commencing with the year 1974, shall be held on such date and at such time not earlier than April 1 or later than April 30 as the Board of Directors shall determine. At each annual meeting the stockholders shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated In the notice, except such business as is specifically required by statute to be stated in the notice.

           Section 3. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, Including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland.

           Section 4. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Board of Directors, or by the President or a Vice President.

           Section 5. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice.

           Section 6. At any meeting of stockholders the presence, in person or by proxy, of stockholders entitled to cast a majority in number of votes shall constitute a quorum; but this Section shall not affect any requirement under any applicable statute or under the Articles of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned,meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting, as originally notified.

           Section 7. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the charter.

           Section 8. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters. and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

ARTICLE III

DIRECTORS

           Section 1. The number of Directors of the corporation shall be seven. By vote of a majority of the entire Board of Directors, the number of Directors fixed by the charter or by these By-Laws may be increased or decreased from time to time to not exceeding twenty-one or less than-three, but the tenure. of office of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board shall consist of the persons named as such in the Articles of Incorporation, provided, however, that the foregoing shall not limit the right of Directors to increase the number of Directors fixed by the Articles of Incorporation and to fill the vacancies so created. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office until the next annual meeting or until their successors are elected and qualify, or until they shall have resigned or been removed.

           Section 2. Meetings of the Board of Directors may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

           Section 3. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum, and any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors (without giving effect to such increase); provided, in either case that immediately after the filling of any such vacancy at least two-thirds of the Directors then holding office shall have been elected by stockholders. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

           Section 4. Any Director may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein. The acceptance of resignation shall not be necessary to make it effective.

MEETINGS OF THE BOARD OF DIRECTORS

           Section 5. The first meeting of each newly elected Board of Directors shall be held without notice other than this By-Law immediately following the annual meeting of Stockholders and at the same location.

           Section 6. Special meetings of the Board of Directors may be called at any time by the Board of Directors, by vote at a meeting, or by the President or Secretary or by a majority of the Directors In writing with or without a meeting. Such meetings may be held at such place or places within or without Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

           Section 7. Notice of the place and time of every special meeting of the Board of Directors shall be served on each Director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least two days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

           Section 8. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

COMPENSATION OF DIRECTORS

           Section 9. Each Director shall receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

ARTICLE IV

NOTICES

           Section 1. Whenever any notice of the time, place or purpose of any meeting of stockholders or Directors is required to be given under the provisions of any applicable statute or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

           Section 1. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. The officers shall be elected by the Board of Directors at such times and for such terms as the Board of Directors shall determine. The Chairman of the Board and the President shall be selected from among the directors. Any two or more offices, except those of President and Vice President and President and Secretary may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, by the Articles of Incorporation or by these By-Laws to be executed, acknowledged or verified by two or more officers.

           Section 2. The Board of Directors pay appoint such hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the Board. The Board of Directors may from time to time authorize any committee or any officer to appoint subordinate officers and prescribe the duties thereof.

           Section 3. The salaries, if any of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors. It may authorize any committee, or any officer on whom the power of appointing subordinate officers or agents may have been conferred, to fix the compensation of such subordinate officers or agents, If the office of any officer becomes vacant for any reason the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

           Section 4. The Chairman of the Board shall preside at all meetings of stockholders of the Corporation and of the Board of Directors and shall perform such other duties as may from time to time be delegated to him by the Board.

PRESIDENT

           Section 5. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

VICE PRESIDENTS

           Section 6. The Vice Presidents in the order of their election shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

           Section 7. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.

           Section 8. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shill perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

           Section 9. Except as otherwise authorized by the Board of Directors, the Treasurer shall have general supervision of the corporate funds and securities of the Corporation, shall keep regular books of account and shall perform such other duties as may be prescribed by the Board of Directors or may be imposed upon him by law or these By-Laws.

           Section 10. The Treasurer shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

           Section 11. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

TRANSFERS OF STOCK

           Section 1. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

           Section 2. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

LOST CERTIFICATES

           Section 3. The Board of Directors may adopt a general resolution directing and authorizing the issuance of a new stock certificate in place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the stock certificate to be stolen, lost or destroyed. The Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate, provide in such resolution that the owner of such stolen, lost or destroyed certificate or his legal representative shall give bond in satisfactory form and amount and with sufficient surety to the Corporation and its transfer agent to indemnify each of them, against any loss or claim which may arise by reason of the issuance of a new certificate.

ARTICLE VII

NET ASSET VALUE OF SHARES

           Section 1. The net asset value per share of the outstanding shares of common stock of the Corporation shall be determined at such times as the Board of Directors shall prescribe, provided that such net asset value shall be determined at least weekly as of the close of business on the last day on which the New York Stock Exchange is open for unrestricted trading in such week.

           Section 2. The net asset value shall be determined by the Board of Directors or the Board may appoint an agent or agents (the "Calculation Agent") to make the actual calculations pursuant to the Board's directions.

           Section 3.

          (a) The net asset value of each share as of any particular time shall be the quotient obtained by dividing the value of the net assets of the Corporation by the total number of shares outstanding.

           (b) The value of the Corporation's net assets as of any particular time shall be the value of the Corporation's assets less its liabilities, determined and computed as follows:

(1) The Corporation's assets shall be deemed to include: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Corporation, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Corporation (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued (whether or not yet subject to collection) on any interest-bearing securities owned by the Corporation (except accrued interest included in the valuation of the underlying security), and (F) al1 other property of every kind and nature, including prepaid expenses.

(2) The value of such assets is to be determined as follows:

(i) The value of any cash on hand and of any prepaid expenses shall be deemed to be their full amount;

          (ii) The value of any cash on deposit, bills, demand notes, accounts receivable, and cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof, unless the Board of Directors or the Calculation Agent, as the case may be, shall determine that any such asset is not worth its full amount. In such case the value of the item shall be deemed to be its reasonable value, as determined by the Board of Directors or the Calculation Agent, as the case may be.

(iii) (A) Listed securities whose primary market is believed to be on a securities exchange will generally be valued at the last sale price on the principa1 exchange on which they are traded on the day of valuation, or if there was no sale on such day, at the quoted bid price at the time of computation. Each security traded in the over-the-counter market, including listed debt securities whose primary market is believed to be over-the-counter, will generally be valued at the bid price at the time of computation obtained from a dealer regularly making a market in the security. Securities for which market quotations are not readily available (which includes all restricted securities) will be valued from time to time on the basis of fair value as determined in good faith by the Board of Directors.

                                (B) In valuing restricted securities, the Board of Directors will consider, among other factors, the extent of any discount at the time of acquisition from the market price of comparable publicly traded securities; the estimated period of time during which the security will not be freely marketable; the estimated expenses of registering or otherwise qualifying the security for public sale; the estimated underwriting commissions if underwriting would be required to effect a sale; the current yields on comparable securities; the estimated amount of the floating supply of such securities available; the percentage of the issue held by the Corporation; changes in the financial condition and prospects of the issuer; the existence of merger proposals or tender offers affecting the issuer; and, in addition, any other factors affecting fair value. In making valuations, opinions of legal counsel may be relied upon as to whether or not securities are restricted securities, and as to the legal requirements for public sale.

(3) The Corporation's liabilities shall not be deemed to include outstanding shares and surplus. They shall be deemed to include: (A) all bills and accounts payable, (B) all administrative expenses (including, but not limited to, state and local taxes) accrued, (C) all contractual obligations for the payment of money or property, including the amount of any declared but unpaid dividends upon the Corporation's shares and all amounts held for distribution to stockholders of record as of a prior date, (D) all reserves authorized or approved by the Board of Directors for contingencies, and (E) all other liabilities of whatsoever kind and nature except any liabilities represented by the Corporation's outstanding shares and surplus.

ARTICLE VIII

GENERAL PROVISIONS

CUSTODIAN

           Section 1. The Corporation may act as its own custodian for the safekeeping of cash and securities or it may designate a custodian or custodians other than itself to so act, provided that any custodian shall meet the requirements of the Investment Company Act of 1940.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

           Section 2. The Corporation may not purchase or retain securities of an issuer any of whose officers or directors, or security holders is an officer or Director of the Corporation, if one or more of the officers or Directors of the Corporation owns beneficially more than 1/2% of the shares, securities, or both, of such issuer and such officers and Directors of the Corporation owning more than l/2% of such shares or securities together own more than 5% of such securities or shares.

          The Corporation may not purchase or retain securities issued by the investment adviser for the Corporation or of any parent or subsidiary of such investment adviser.

          No officer of Director shall take a long or short position in the common stock of the Corporation except that officers or Directors may purchase common stock in the Corporation for investment purposes at the same price as that available to the public at the time of purchase.

FISCAL YEAR

           Section 3. The fiscal year of the Corporation shall be the calendar year.

SEAL

           Section 4. The corporate seal shall have inscribed thereon the name of the Corporation, the year in which the Corporation was incorporated and the words "Corporate Seal, Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

STOCK LEDGER

           Section 5. The Corporation shall maintain at its offices in Chicago or at the office of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder.

VOTING OF SECURITIES OWNED BY THE CORPORATION

           Section 6. Securities of other enterprises owned or held by the Corporation or by a custodian, depositary or nominee for the Corporation may be voted by the Corporation by any of its officers, and any and all proxies, waivers, consents and other instruments may be executed and any and all other action may be taken by the Corporation, as owner or holder of securities of other enterprises, by any of its officers.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

           Section 7. Subject to and to the fullest extent permitted by Section 2-418 of the Maryland Corporation Law and Section 17 of the Investment Company Act of 1940, as from time to time amended, any person who was or is involved or is threatened to be involved, as a party or otherwise, in any threatened, pending or completed action, suit or proceeding, including any appeal relating thereto, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall in accordance with this section be indemnified by the Corporation against reasonable expenses (including attorneys' fees), judgments, penalties, settlements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or, in cases other than conduct in his "official capacity" (as defined in Section 2-418(a) of the Maryland Corporation Law) with the Corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, in any event, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful, but such presumption shall be rebuttable.

          Any person who was or is involved or is threatened to be involved, as a party or otherwise, in any threatened, pending or completed action or suit including any appeal relating thereto, by or in the right of the Corporation,to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall in accordance with this section be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation.

           Within a reasonable time after the institution of an action, suit or proceeding, the person seeking indemnification shall give the Board of Directors of the Corporation written notice thereof together with a copy of any complaint or declaration filed therein.

          To the extent that a Director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this section, or in defense of any claim, issue or matter therein, he shall be indemnified as of right against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided notice has been given in accordance with the third paragraph of this section.

          Any indemnification under the first two paragraphs of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first two paragraphs of this section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are neither then parties to such action, suit or proceeding nor "interested persons" of the Corporation (as defined in Section 2(a) (19) of the Investment Company Act of 1940) or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the Corporation) in a written opinion, or (3) by the stockholders.

           Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding involving a person's relationship with the Corporation may be paid by the Corporation in advance of the final disposition thereof upon receipt of a written affirmation by the Director, officer, employee or agent of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this section has been met and of a written undertaking by or on behalf of the Director, officer, employee or agent that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section; provided, however, that notwithstanding delivery of such affirmation and undertaking, such expenses shall not be paid in advance of such final disposition unless (i) the person seeking indemnification provides security for such undertaking, or (ii) the Corporation shall be insured against losses arising by reason of any such payments which are lawful or (iii} there is a determination made in the manner set forth in the immediately preceding paragraph of this section that there is reason to believe, based upon then available facts, that the person seeking indemnification will ultimately be found to be entitled to such indemnification.

          The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; and notwithstanding the amendment or repeal of this section, the same shall continue to bind the Corporation to provide indemnity to the extent herein specified in respect of all such expenses and liabilities paid or incurred after the date of adoption of this section and to and including the date of such amendment or repeal.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability.

ARTICLE IX

CORPORATE DOCUMENTS

           Section 1. Execution of Negotiable Instruments:

                     All checks, drafts and other negotiable instruments shall be signed by any two officers of the Corporation, or by one officer and any authorized agent, to be determined from time to time by the Board of Directors.

           Section 2. Execution of Documents:

                     All contracts, conveyances, leases and other agreements or instruments by or on behalf of the Corporation shall be signed by the President or any Vice President and shall be attested by the Secretary or any Assistant Secretary.

                    Notwithstanding any other provision of this section, in no event shall indemnification under this section be made to any person (i) which would protect such person against any liability to the Corporation or to its security holders to which he would otherwise by subject by reason of willful misfeasance, bad faith, gross negligence or reckless of willful misfeasance, bad faith, gross negligence or reckless disrgard of the duties involved in the conduct of his office or (ii) in respect of any proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which proceeding such person was adjudged to be liable on the basis that personal benefit was improperly received.

                     For the pruposes of this section, references to "the Corporation" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents as well as the resulting or surviving corporation; so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this section with respect to such a constituent corporation if its separate existence had continued.

ARTICLE X

AMENDMENTS

          The Board of Directors shall have the power, at any regular meeting or at any special meeting, if notlce thereof be included in the notice of such special meeting, to alter or repeal any By-Laws pf the Corporation and to make new By-Laws.

Amended and Restated
Article VIII, Section 7 of By-Laws

INDEMNIFICATION OF OFFICERS AND DIRECTORS

           Section 7. Subject to and to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as from time to time amended ("MGCL") and by the Investment Company Act of 1940, as from time to time amended ("1940 Act"):

          (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceedings, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is was or had agreed to become a director/officer or Delegate (as hereinafter defined) of the Corporation shall be indemnified and held harmless by the Corporation against all expenses (including, but not limited to, attorneys' fees and expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided that, except as provided in subsection (c) of this Section 7, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For purposes of this Section 7, a "Delegate" is any person serving at the request of the Corporation as a director, officer, trustee, fiduciary, partner, employee or agent of an entity or enterprise other than the Corporation (including, but not limited to, service with respect to employee benefit plans).

          (b) Expenses. Expenses, including attorneys' fees, incurred by a person referred to in subsection (a) of this Section 7 in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided that, in connection with a Proceeding (or part thereof) initiated by such a person, except as provided in subsection (c) of this Section 7, the Corporation shall pay such expenses in advance of the final disposition only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, Such undertaking shall provide that if the person to whom the expenses were advanced has commenced Proceedings in a court of competent jurisdiction to secure a determination that he or she should be indemnified by the Corporation, such person shall not be obligated to repay the Corporation during the pendency of such Proceeding.

          (c) Protection of Rights. If a claim under subsection (a) of this Section 7 is not promptly paid in full by the Corporation after a written claim has been received by the Corporation, or if expenses pursuant to subsection (b) of this Section 7 have not been promptly advanced after a written request for such advancement accompanied by the undertaking referred to in such subsection (b) has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL and the 1940 Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct required under the MGCL and the 1940 Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standards of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standards of conduct.

          (d) Employees and Agents. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation as it shall deem appropriate.

          (e) Non-Exclusivity of Rights. The rights conferred to any person by this Section 7 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, other provision of the By-Laws, agreements, vote of stockholders or disinterested directors or otherwise.

          (f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent, of, or person serving in any other capacity with, the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the MGCL or the 1940 Act.

          (g) Contractual Nature. The provisions of this Section 7 shall be applicable to all Proceedings commenced after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be director, officer, or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the Corporation and each person who, at any time that this Section 7 is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article or any repeal or modification of the MGCL, the 1940 Act or any other applicable, law shall not limit any rights of indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such re peal or modification to enforce this Article with regard to acts, omissions or events arising prior to such repeal or modification.

          (h) Severability. If this Section 7 or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Section 7 shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.